UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2011

RealPage, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 International Parkway Carrollton, Texas	75007
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (972) 820-3000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On July 29, 2011, RealPage, Inc. ("RealPage") acquired Senior-Living.com, Inc., a Delaware corporation operating under the name SeniorLiving.net ("SLN"), pursuant to an agreement and plan of merger dated July 29, 2011 by and among RealPage, RP Newco III Inc. (a wholly owned subsidiary of RealPage), SLN, and a representative of SLN stockholders (the "Merger Agreement"). Pursuant to the Merger Agreement, RP Newco III Inc. merged with and into SLN, with SLN continuing as the surviving corporation and wholly owned subsidiary of RealPage (the "Merger").

     The purchase price for the acquisition of SLN payable to SLN stockholders and holders of SLN options consists of approximately $4,516,000 in cash and the amount of such purchase price payable at closing is reduced by certain payments made by RealPage at closing, any applicable working capital adjustment and an indemnification holdback of $500,000 (the "Holdback"). RealPage will release one half of the amount of the Holdback, less amounts retained by RealPage as a result of any post-closing working capital adjustment and completed or pending indemnification claims, on the first anniversary of the closing date of the Merger and will release the remainder of the Holdback, subject to pending indemnification claims, on the second anniversary of the closing date of the Merger. In addition, the Merger Agreement provides for an earn out whereby RealPage will pay up to $500,000 in cash and issue up to 400,000 shares of RealPage common stock to SLN stockholders if SLN achieves certain revenue milestones during specified periods commencing July 1, 2011 and ending June 30, 2014.

Item 7.01. Regulation FD Disclosure.

     On July 29, 2011, RealPage issued a press release announcing the acquisition of SLN. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements for Businesses Acquired.

     The financial statements required by this item are not included in this filing. The required financial statements will be filed not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

     The pro forma financial information required by this item is not included in this filing. The required pro forma financial information will be filed not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description

99.1	RealPage, Inc. Press Release dated July 29, 2011.

     The information furnished in this Current Report under Item 7.01 and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities of Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealPage, Inc. (Registrant)
July 29, 2011 (Date)	/s/ TIMOTHY J. BARKER Timothy J. Barker Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	RealPage, Inc. Press Release dated July 29, 2011.